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                                                                    EXHIBIT 11.0
                                                                    ------------
               BOSTON COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
                                  (UNAUDITED)


                                   THREE MONTHS ENDED
                                        MARCH 31,
                                      1996     1997
                                      ----     ----

NET INCOME PER COMMON SHARE - PRIMARY

Net income                            $  192  $    93
                                      ======  =======

Primary income per share:
Average common shares outstanding      3,336   12,723
Dilutive options and warrants            213      160
Other (1)                              5,630        -
                                      ------  -------

Average common shares outstanding      9,179   12,883
                                      ======  =======

Net income per common share           $ 0.02  $  0.01
                                      ======  =======

NET INCOME PER COMMON SHARE - FULL DILUTION

Net income                            $  192  $    93
                                      ======  =======

Fully diluted income per share:
Average common shares outstanding      3,336   12,723
Dilutive options and warrants            213      160
Other (1)                              5,630        -
                                      ------  -------

Average common shares outstanding      9,179   12,883
                                      ======  =======

Net income per common share           $ 0.02  $  0.01
                                      ======  =======

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(1)Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No.
83, Common Stock and stock options issued during the twelve-month period preceding the date of the initial filing of the registration statement with an exercise price below the initial public offering price of $14.00 per share have been included in the calculation of common equivalent shares, using the Treasury stock method, as if they were outstanding for all periods presented.